UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2008

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51315	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Coleman Boulevard, Savannah, Georgia	31408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2008, R. David Alexander Jr. joined Citi Trends, Inc. (the “Company”) as President and Chief Operating Officer, effective immediately.  He will report to Chairman and Chief Executive Officer, Ed Anderson; his areas of responsibility will include Store Operations, Distribution/Warehousing, and Real Estate.

Mr. Alexander, 51, joins the Company after a 30 year retail career that includes 10 years with Family Dollar Stores where he was Executive Vice President and Chief Operating Officer from 2000 to 2003 and President and Chief Operating Officer from 2003 to 2005. More recently, he was Chief Executive Officer of PCA which operates photography studios in Wal-Mart Stores, from 2005 to 2007. He comes to the Company directly from APAX Partners, a large private equity firm, where he was a consultant for the past year.

The Company entered into an Employment Agreement with Mr. Alexander (the “Employment Agreement”) which provides for the following compensation terms. Mr. Alexander’s annual gross starting salary will be $500,000 and he will receive a reimbursement of up to $150,000 in relocation expenses along with a tax gross-up of approximately $80,000. Mr. Alexander’s annual performance bonus opportunity will be 100% of base salary, based on the achievement of certain performance targets which include the attainment of certain earnings targets for the Company with the potential to receive up to 200% of base salary to the extent performance targets are exceeded.  The Company will guarantee 20% of Mr. Alexander’s fiscal year 2009 bonus. Mr. Alexander will also be eligible to participate in the Company’s various employee benefit programs. On January 5, 2009, Mr. Alexander will receive an award of restricted stock worth $500,000 under the Company’s 2005 Long Term Incentive Plan.  The restricted stock will vest in four equal annual installments on the first four anniversaries of the grant date, subject to earlier vesting upon a change in control of the Company.  If the Company terminates Mr. Alexander’s employment without Cause (as defined) or as a result of a Change in Control (as defined), the Company will provide Mr. Alexander with separation payments of twelve months base salary.

The Company also entered into an Employment Non-Compete, Non-Solicit and Confidentiality Agreement with Mr. Alexander under which he agrees that upon a separation from the Company he will not disclose confidential information relating to the Company, he will not compete with the Company or render similar services to a competitor of the Company for a period of one year, he will not solicit any vendor or supplier of merchandise to the Company for a period of two years and he will not recruit Company personnel for a period of two years.

A copy of the Company’s press release announcing the appointment of Mr. Alexander is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated December 8, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.

Date: December 8, 2008
	By:	/s/ Bruce D. Smith

	Name:	Bruce D. Smith
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 8, 2008